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                                                                   EXHIBIT 10.24



                                             December 20, 1996


KILICO Realty Corporation and
Kemper Investors Life Insurance Company
c/o ZKS Real Estate Partners LLC
225 W. Washington Street
Suite 1450
Chicago, Illinois 60606

Attention:  Robert J. Korslin

     Re:    First Amendment to September 17, 1996
            Senior Housing Portfolio Letter Agreement
            -----------------------------------------

Dear Bob:

     Reference is hereby made to that certain letter agreement (the "Original Agreement"), dated September 17, 1996, between The Prime Group, Inc., on the one hand, and KILICO Realty Corporation and Kemper Investors Life Insurance Company, on the other hand. This letter (this "First Amendment") amends the Original Agreement. All capitalized terms used in this First Amendment which are not specifically defined in this First Amendment, but which are defined in the Original Agreement, shall have the meanings given to such terms in the Original Agreement.

     The Original Agreement provides for the purchase by Prime from Kemper, and the sale by Kemper to Prime, of the Kemper Senior Housing Interests in accordance with the terms and subject to the conditions set forth in the Original Agreement. The parties hereto hereby agree to amend the Original Agreement as follow:

     1. The parties hereto hereby agree and acknowledge that, as of the date hereof, Earnest Money in the aggregate amount of Four Million Five Hundred Thirty-One Thousand Five Hundred Ninety-Five and no/100 Dollars ($4,531,595.00) has been deposited with Kemper in accordance with Paragraph 3 of the Original Agreement (the "Original Deposit"). The parties hereto hereby agree that, from and after the date of this Amendment, except as
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                                         KILICO Realty Corporation and
                                         Kemper Investors Life Insurance Company
                                         2
                                         December 20, 1996


provided in paragraph 9(b) of the Original Agreement, as amended by this First
Amendment: Kemper shall be the sole owner of the Original Deposit free and clear of any claim or interest of Prime; the Original Deposit shall not be considered or treated as Earnest Money for any purpose under the Original Agreement; and the Original Deposit shall not be refundable to Prime for any reason; provided, however, that, at the Closing, the Original Deposit shall be credited against the Purchase Price. Notwithstanding the foregoing, the provisions of paragraph 3 of the Original Agreement shall remain in force and obligate Prime to deposit with Kemper as Earnest Money under the Original Agreement, commencing on January 2, 1997 and continuing on the first business day of each succeeding month until Closing, the Net Cash Flow generated by Ponds L.P. and ROP during the preceding month.

          2. Paragraph 4 of the Original Agreement is hereby amended by adding the following at the end thereof:

                "Notwithstanding the foregoing, at the option of Prime (the "Extension Option"), which Extension Option must be exercised, if at all, by Prime by the delivery of written notice to Kemper of such exercise on or before December 20, 1996, the December 30, 1996 date set forth in the immediately preceding sentence shall be changed to April 11, 1997 (provided that the Closing Date may not be any date between March 15, 1997 and March 31, 1997, inclusive). In the event Prime exercises the Extension Option, (a) the Purchase Price shall be increased to an amount equal to the sum of Five Million One Hundred Fifty-Eight and no/100 Dollars ($5,158,000.00) plus (i) Two Thousand and no/100 Dollars ($2,000.00) per day for each day after December 30, 1996 to and including the earlier of January 31, 1997 or the Closing Date, plus (ii) if the Closing Date has not occurred on or before January 31, 1997, Three Thousand and no/100 Dollars ($3,000.00) per day from February 1, 1997 to and including the earlier of February 28, 1997 or the Closing Date, plus (iii) if the Closing Date has not occurred on or before February 28, 1997, Four Thousand and no/100 Dollars ($4,000.00) per day from March 1, 1997 to and including the earliest of (x) March 31, 1997, (y) the Closing Date (other than between March 15, 1997 and March 31, 1997, inclusive), or (z) the IPO Closing Date if the IPO Closing Date occurs between March 15, 1997 and March 31, 1997, inclusive, in which event the Closing hereunder shall not occur on the IPO Closing Date, but the parties shall deposit in escrow on the IPO Closing Date such documents as may be reasonably required to assure consummation of the Closing in accordance with the provisions of this Agreement, and (b) the written notice described in the first sentence of this paragraph 4 must be given, if at all, no later than March 31, 1997. Notwithstanding the provisions of the preceding sentence, in the event Prime has exercised the Extension Option and the Closing occurs
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                                         KILICO Realty Corporation and
                                         Kemper Investors Life Insurance Company
                                         3
                                         December 20, 1996



          on or before December 31, 1996, the Purchase Price shall be Four Million Nine Hundred Eight Thousand and no/100 Dollars ($4,908,000.00). For purposes hereof, the "IPO Closing Date" shall mean the date of consummation of the initial public offering of the entity that is contemplated to acquire the Kemper Senior Housing Interests or to operate the Devonshire and the Heritage, which entity is now known as Brookdale Living Communities, Inc."

     3. Kemper hereby reaffirms and reiterates, as of the date of this Amendment, all of the representations and warranties made by Kemper in paragraph 6 of the Original Agreement. Prime hereby reaffirms and reiterates, as of the date of this Amendment, all of the representations and warranties made by Prime in paragraph 7 of the Original Agreement.

     4. Paragraph 9(b) of the Original Agreement is hereby amended by adding the following after the words "specific performance" in the last line thereof:

          "; provided, however, for purposes of this paragraph 9(b), the Earnest Money shall only include (i) a portion of the Original Deposit in the amount of Two Million Six Hundred Sixty-Five Thousand Nine Hundred Twenty-Two and no/100 Dollars ($2,665,922.00), and (ii) that portion of the Earnest Money deposited with Kemper from and after January 2, 1997 that is attributable to Prime's respective percentage interests in distributions of Ponds L.P. and ROP based on current ownership interests."

     5. Expect as amended or modified by this First Amendment, the terms and provisions of the Original Agreement shall remain and continue in full force and effect. All references to the Agreement shall refer to the Original Agreement as amended by this First Amendment. All references to the Sale Agreement in that certain letter, dated September 17, 1996, delivered by ROP and Ponds L.P. to Realty and KILICO in accordance with Paragraph 10 of the Original Agreement, which letter was confirmed by Realty and KILICO and consented to by PGI, shall mean the Original Agreement as amended by this First Amendment.

     6. This First Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart.

                           [signature page follows]

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                                         KILICO Realty Corporation and
                                         Kemper Investors Life Insurance Company
                                         4
                                         December 20, 1996

     If the foregoing corresponds to Kemper's understanding of the terms of the agreement between Kemper and Prime to amend the Original Agreement, please so signify by having a duly authorized officer or duly authorized officers of Kemper execute the enclosed copy of this letter and returning the executed copy of this letter to the undersigned.

                                      Sincerely,

                                      THE PRIME GROUP, INC.


                                      By:
                                         -------------------------------
                                      Its:
                                          ------------------------------

ACCEPTED AND AGREED TO:
----------------------

KILICO REALTY CORPORATION

By: /s/ Robert J. Korslin
    -----------------------
Name:  Robert J. Korslin
Its:   Authorized Signatory
Date:  December 20, 1996


KEMPER INVESTORS LIFE INSURANCE COMPANY

By: /s/ Robert J. Korslin
    -----------------------
Name:  Robert J. Korslin
Its:   Authorized Signatory
Date:  December 20, 1996

By: /s/ Timothy R. Verrilli
    -----------------------
Name:  Timothy R. Verrilli
Its:   Authorized Signatory
Date:  December 20, 1996